Exhibit 21.1

Subsidiaries of Registrant*

Name	Jurisdiction of Incorporation
Auto Transport Group, LLC	Delaware
Brothers Auto Transport, LLC	Delaware
Delta Auto Brokers, LLC	New Jersey
Delta Automotive Services, LLC	New Jersey
Deluxe Auto Carriers, LLC	Delaware
Deluxe Auto Logistics, LLC	Delaware
Excel Leasing, LLC	Delaware
North East Fleet Services LLC	Delaware
Proficient Auto Logistics Carriers, LLC	Delaware
Proficient Auto Transport LLC	Delaware
Proficient Fleet Leasing LLC	Delaware
Proficient Repair Services, LLC	Delaware
Proficient Safety Services, LLC	Delaware
Proficient Services, Inc.	Delaware
Proficient Truck Leasing, LLC	Delaware
PROFleet LLC	Delaware
Sierra Mountain Express, LLC	Delaware
Sierra Mountain Group LLC	Delaware
Sierra Mountain Logistics LLC	Delaware
Sierra Mountain Transport LLC	Delaware
Tribeca Automotive LLC	Delaware
West Coast Leasing Company, LLC	Delaware

*	Inclusion on the list above is not an admission that any of the above entities, individually or in the aggregate, constitutes a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X and Item 601(b)(21)(ii) of Regulation S-K.